UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.125% Notes due 2024	SCCB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2019, Sachem Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 2,000,000 common shares, par value $.001 per share, of the Company (the “Firm Shares”) plus up to an additional 300,000 common shares, par value $.001 per share, of the Company to cover underwriter over-allotments (the “Additional Shares” and together with the Firm Shares, the “Shares”). The Shares were offered to the public at a price of $5.00 per share. The Underwriters agreed to purchase the Shares at a 5.00% discount to such offering price. The Shares were offered pursuant a prospectus supplement, dated July 24, 2019 (the “Prospectus Supplement”), to the Company’s shelf registration statement on Form S-3, SEC Registration No. 333-227906 (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “Commission”) on November 9, 2018 and the base prospectus included therein (the “Base Prospectus”).

Pursuant to the Underwriting Agreement the Company agreed that, subject to certain exceptions, it will not (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of its capital stock or (2) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock prior to August 14, 2019. The Underwriting Agreement also contains customary representations, warranties and covenants of the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and customary termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference and into the Prospectus Supplement and the Base Prospectus.

The sale of the Shares and their actual issuance was consummated on July 26, 2019. The Company realized net proceeds of $9.5 million from the sale of the Shares after deducting underwriting discounts and commissions of $500,000, but before transactional expenses.

Attached as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference is a copy of the opinion of Kurzman Eisenberg Corbin & Lever, LLP relating to the validity of the Shares (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Prospectus Supplement.

Item 8.01.	Other Events.

The Company, on July 24, 2019, issued a press release announcing the pricing (the “Pricing Press Release”), and on July 29, 2019, issued a press release announcing the closing (the “Closing Press Release”), of the offering of the Firm Shares pursuant to the Prospectus Supplement. Copies of the Pricing Press Release and the Closing Press Release are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 24, 2019, by and between the Company and Aegis Capital Corp., as representative of the several underwriters named therein.

5.1	Opinion of Kurzman Eisenberg Corbin & Lever LLP.

23.1	Consent of Kurzman Eisenberg Corbin & Lever LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Pricing Press Release, dated July 24, 2019.

99.2	Closing Press Release, dated July 29, 2019.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: July 29, 2019	By:	/s/ John L. Villano
John L. Villano, CPA
Co-Chief Executive Officer and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 24, 2019, by and between the Company and Aegis Capital Corp., as representative of the several underwriters named therein.

5.1	Opinion of Kurzman Eisenberg Corbin & Lever LLP.

23.1	Consent of Kurzman Eisenberg Corbin & Lever LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Pricing Press Release, dated July 24, 2019.

99.2	Closing Press Release, dated July 29, 2019.